UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2023

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(855) 767-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Senior Level Performance Bonus Plan

On April 7, 2023, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Porch Group, Inc. (the “Company”) approved the 2023 bonus program under the Senior Level Performance Bonus Plan for the Company’s executive officers (Matthew Ehrlichman, Chief Executive Officer, Shawn Tabak, Chief Financial Officer and Matthew Neagle, Chief Operating Officer) (“2023 Bonus Plan”). For Messrs. Ehrlichman and Neagle, the target bonus is 100% of their respective 2023 base salaries. For Mr. Tabak, the target bonus is 50% of his 2023 base salary. The bonus opportunity under the 2023 Bonus Plan can be earned based upon a performance grid specifying the combined achievement levels of two objective Company performance goals, revenue and Adjusted EBTIDA (loss) as a percentage of revenue. The performance goals at target are based upon the Company’s 2023 budget, subject to an approved adjustment policy by the Compensation Committee. This performance-based 2023 bonus program has a threshold and maximum bonus opportunity of 50% and 200% of the applicable target bonus, with a maximum payout of 200% of the target bonus. The 2023 Bonus Plan does not have a distinct discretionary weighted component, which differs from the approved bonus plan for 2022. The Committee does, however, retain negative discretion to reduce the bonus for any reason.

2023 Long-Term Incentive Program

On April 7, 2023, the Compensation Committee approved the 2023 long-term incentive program for Messrs. Ehrlichman, Tabak and Neagle. As of such date, the Compensation Committee granted 2023 annual equity awards to:

●	Mr. Ehrlichman with an aggregate grant value of $5.5 million, consisting of 1,748,474 performance-based restricted stock units (“PRSUs”) with a grant value of $4.125 million and 582,825 restricted stock units (“RSUs”) with a grant value of $1.375 million.
●	Mr. Tabak with an aggregate grant value of $390 thousand, consisting of 123,983 PRSUs with a grant value of $292.5 thousand and 41,328 RSUs with a grant value of $97.5 thousand.
●	Mr. Neagle with an aggregate grant value of $2.6 million, consisting of 826,551 PRSUs with a grant value of $1.95 million and 275,517 RSUs with a grant value of $650 thousand.

The grant values were denominated in PRSUs and RSUs based on the 60-trading day volume-weighted average price of a share of common stock of the Company (the “Common Stock”) ending on April 4, 2023 (the “VWAP Common Stock Price”), which methodology aligned with the annual equity awards for other Company employees. The PRSU and RSU awards were granted subject to the PRSU and RSU award agreements previously approved by the Compensation Committee (the “PRSU Award Agreement,” and “RSU Award Agreement,” respectively), and the 2020 Stock Plan. Each PRSU and RSU represents the right to receive, upon vesting and satisfaction of any performance conditions, one share of Common Stock.

2023 PRSU Awards

The PRSU awards are subject to following three distinct performance goals:

●	Absolute Share Price (50% weighting): The share price goal is based upon the closing price of a share of Common Stock being equal to or greater than specified prices (which were calculated based upon compound growth rates of the VWAP Common Stock Price) over any 90-day average within the first 18 months or 30-day average within the last 18 months of the three-year performance period ending April 5, 2026.
●	Profit – Adjusted EBITDA (25% weighting): The financial profitability goal is measured by the Company’s achievement of Adjusted EBITDA in 2025.

●	Revenue (25% weighting): The revenue goal is measured by the Company’s achievement of revenue in 2025.

Earned PRSUs will be determined by measuring performance for each performance goal based on actual achievement. The Committee established threshold, target and maximum levels of performance for each of the revenue and Adjusted EBITDA goals of 50%, 100% and 200% of target, respectively. Consolidated financial results that fall between any of the established achievement levels will be interpolated between the applicable achievement levels for Revenue and Adjusted EBITDA. No PRSUs would be earned for a performance metric if actual performance is below the threshold level for the respective performance metric. The Committee does, however, have the ability to exercise negative discretion in its sole and absolute power.

Once determined, the actual number of earned PRSUs from each performance metric will be added to determine the total of earned PRSUs. Any earned PRSUs will vest upon the Compensation Committee’s determination of actual performance following the applicable performance period. No payout will be made if the individual participant is not employed as of the date of determination of actual performance. Additional information related to vesting and termination are included in the applicable PRSU Award Agreements as well as the terms of their employment agreements.

2023 RSU Awards

The RSU awards will vest 25% on April 5, 2024, then 1/6th of the remaining RSUs shall vest every 6 months for the next 36 months, subject to the individual’s employment or service with the Company as contemplated in the RSU Award Agreement as well as the terms of their employment agreements.

The descriptions of the PRSU Award Agreement and RSU Award Agreement in this Current Report do not purport to be complete, and each is qualified in its entirety by reference to the full text of the forms of PRSU Award Agreement and RSU Award Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Description
10.1#

Form of Performance-Based Restricted Stock Unit Award Notice and Agreement (Initial Awards in 2022)(incorporated by reference to Exhibit 10.2 of the Company's Form 8-K (File No. 001-39142), filed with the SEC on May 23, 2022).

10.2#

Form of Restricted Stock Unit Award Agreement under Porch Group, Inc. 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company’s Form 10-Q (File No. 001-39142), filed with the SEC on August 16, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Matthew Cullen
	Name:	Matthew Cullen
	Title:	General Counsel

Date: April 7, 2023